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                                                                    EXHIBIT 4.33

                                    AMENDMENT

                                     BETWEEN

                      SHANGHAI SHANDA NETWORKING CO., LTD.

                                       AND

               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

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                AMENDMENT TO BILLING TECHNOLOGY LICENSE AGREEMENT

THIS AMENDMENT TO BILLING TECHNOLOGY LICENSE AGREEMENT ("Amendment") is made as of December 28, 2004, in Shanghai, P.R.C., by and between Shanghai Shanda Networking Co., Ltd. ("Shanda Networking"), a domestic company organized and existing under the laws of the People's Republic of China (the "PRC"), and Shengqu Information Technology Co., Ltd. ("Shengqu"), a wholly foreign-owned company organized and existing under the laws of the PRC.

WHEREAS,

A. Shanda Networking and Shengqu ("Parties") are parties to that certain BILLING TECHNOLOGY LICENSE AGREEMENT dated as of December 9, 2003 (the "Agreement").

B.    The Parties agree to modify the standard monthly fee and licensed region.

NOW, THEREFORE, in consideration of the applicable conditions, the Parties agree to amend the Agreement as follows.

1. Section 3.1 of the Agreement is amended so that it reads in its entirety as follows:

3. In consideration of the payment of license fee by Shanda Networking and the covenants made by Shanda Networking under this Agreement, Shengqu hereby grants a non-exclusive license to Shanda Networking, to allow Shanda Networking to use the Billing Technology in Chongqing, Sichuan, Guizhou, Yunnan, Xizang, Shanxi[CHINESE CHARACTERS], Gansu, Qinghai, Ningxia, Xinjiang, Beijing, Tianjin, Hebei, Shanxi[CHINESE CHARACTERS], Neimengu.

2.    Other provisions of the Agreement shall remain unchanged and effective.

3. This Amendment shall become effective only after it has been singed by the Parties.

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4.    This Amendment shall be executed in four counterparts, and each party shall remain two counterparts.

5. This Agreement shall be governed by and construed in accordance with the laws of the PRC.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized signatories as of the day and year first written above.

SHANGHAI SHANDA NETWORKING CO., LTD.

By: _________________________
Name: Tang Jun
Title: General Manager

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By: ___________________________
Name: Chen Tianqiao
Title: Board Chairman

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